Exhibit 95
Mine Safety Disclosure
Section 1503 of the Dodd-Frank Wall Street Reform and Consumer Protection Act requires domestic mine operators to disclose violations and orders issued under the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) by the federal Mine Safety and Health Administration (“MSHA”). Under the Mine Act, an independent contractor, such as Jacobs, that performs services or construction of a mine is included within the definition of a mining operator. We do not act as the owner of any mines. Due to timing and other factors, the data may not agree with the mine data retrieval system maintained by MSHA.
The following table provides information for the fiscal quarter ended June 29, 2018.

Mine or Operating Name/MSHA Identification Number	Section 104 S&S Citations (#)	Section 104(b) Orders (#)	Section 104(d) Citations and Orders (#)	Section 110(b)(2) Violations (#)	Section 107(a) Orders (#)	Total Dollar Value of MSHA Assessments Proposed ($)	Total Number of Mining Related Fatalities (#)	Received Notice of Pattern of Violations Under Section 104(e) (yes/no)	Received Notice of Potential to Have Pattern Under Section 104(e) (yes/no)	Legal Actions Pending as of Last Day of Period (#)	Legal Actions Initiated During Period (#)	Legal Actions Resolved During Period (#)
Mine ID: 02-00024 Contractor ID: 1PL						—		No	No
Mine ID: 02-00144 Contractor ID: 1PL						—		No	No
Mine ID: 02-03131 Contractor ID: 1PL						—		No	No
Mine ID: 02-00137 Contractor ID: 1PL						—		No	No
Mine ID: 02-00150 Contractor ID: 1PL						—		No	No
Mine ID: 26-01962 Contractor ID: 1PL						—		No	No
Mine ID: 29-00708 Contractor ID: 1PL						—		No	No
Mine ID: 29-00762 Contractor ID: 1PL						—		No	No
Mine ID: 26-02755 Contractor ID: 1PL						—		No	No
Mine ID: 04-00743 Contractor ID:Y713								No	No
Totals	—	—	—	—	—	$—		No	No	—	—	—

Notes:

1.	Jacobs received zero MSHA citations during the fiscal quarter ended June 29, 2018.

2.	Jacobs has no pending citations. Jacobs has vacated, reduced, abated and resolved all citations from previous fiscal years.